Exhibit 99.1

EXECUTIVE TRUSTEE SERVICES, LLC

Consolidated Financial Statements

As of December 31, 2012 and 2011 and

for the Years Ended December 31, 2012, 2011 and 2010

Independent Auditors’ Report

The Board of Directors and Stockholders of Altisource Portfolio Solutions S.A.:

We have audited the accompanying consolidated financial statements of Executive Trustee Services, LLC (the “Company”), a wholly-owned indirect subsidiary of Residential Capital, LLC, a wholly-owned indirect subsidiary of Ally Financial Inc. which are comprised of the Consolidated Balance Sheets as of December 31, 2012 and 2011, the related Consolidated Statements of Operations, changes in Parent Company Investment and Cash Flows for each of the three years in the period ended December 31, 2012 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an audit opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Purpose of Financial Statements

As discussed in Note 2 to the consolidated financial statements, the accompanying consolidated financial statements have been derived from the accounting records of Residential Capital, LLC and have been prepared for purposes of the transaction discussed in Note 1 to the consolidated financial statements.  These consolidated financial statements include expense and other allocations from Residential Capital, LLC and as such, these consolidated financial statements may not be indicative of the Company’s financial position, results of operations and its cash flows had it operated as a separate entity apart from Residential Capital, LLC.  Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Detroit, Michigan

June 26, 2013

EXECUTIVE TRUSTEE SERVICES, LLC

Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2012	2011
ASSETS

Assets:
Prepaid expenses and other assets	$184	$349
Deferred tax assets	373	215
Total assets	$557	$564

LIABILITIES AND PARENT COMPANY INVESTMENT

Liabilities:
Accounts payable and accrued expenses	$2,152	$2,728

Commitments and contingencies (Note 7)

Parent Company investment	(1,595)	(2,164)
Total liabilities and Parent Company investment	$557	$564

See accompanying notes to consolidated financial statements.

EXECUTIVE TRUSTEE SERVICES, LLC

Consolidated Statements of Operations

(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Revenues	$49,207	$47,538	$59,674

Operating expenses:
Compensation and benefits	7,663	7,297	8,729
Occupancy and equipment	985	1,346	1,493
Professional services	267	376	295
Selling, general and administrative	4,130	3,979	4,418
Other operating expenses	—	957	1,056
Total operating expenses	13,045	13,955	15,991

Income from operations before income taxes	36,162	33,583	43,683
Income tax provision	(13,498)	(12,959)	(16,774)

Net income	$22,664	$20,624	$26,909

See accompanying notes to consolidated financial statements.

EXECUTIVE TRUSTEE SERVICES, LLC

Consolidated Statements of Changes in Parent Company Investment

(Dollars in thousands)

Parent
Company
investment

Balance, December 31, 2009	$(1,016)

Net income	26,909
Net change in Parent Company investment	(27,219)
Balance, December 31, 2010	(1,326)

Net income	20,624
Net change in Parent Company investment	(21,462)
Balance, December 31, 2011	(2,164)

Net income	22,664
Net change in Parent Company investment	(22,095)
Balance, December 31, 2012	$(1,595)

See accompanying notes to consolidated financial statements.

EXECUTIVE TRUSTEE SERVICES, LLC

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Cash flows from operating activities:
Net income	$22,664	$20,624	$26,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3	3	5
Deferred taxes	(158)	210	(240)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	162	(38)	106
Accounts payable and accrued expenses	(576)	663	439
Net cash flows provided by operating activities	22,095	21,462	27,219

Cash flows from financing activities:
Net change in Parent Company investment	(22,095)	(21,462)	(27,219)
Net cash flows used in financing activities	(22,095)	(21,462)	(27,219)

Net change in cash and cash equivalents	$—	$—	$—

See accompanying notes to consolidated financial statements.

EXECUTIVE TRUSTEE SERVICES, LLC

Notes to Consolidated Financial Statements

1.  ORGANIZATION AND BASIS OF PRESENTATION

These consolidated financial statements are intended to present the financial condition, results of operations and cash flows of Executive Trustee Services, LLC and its subsidiaries (which may be referred to as ETS, the Company, we, us or our).  ETS is a wholly-owned indirect subsidiary of Residential Capital, LLC (“ResCap” or the “Parent Company”), which is a wholly-owned indirect subsidiary of Ally Financial Inc. (“Ally”).  The Company is headquartered in Fort Washington, Pennsylvania and provides recovery, non-judicial foreclosure trustee and reconveyance services.

ResCap Bankruptcy

On May 14, 2012, ResCap and certain of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

These consolidated financial statements do not purport to reflect or provide for the potential consequences of ResCap’s bankruptcy proceedings on the Company, and they do not include any adjustments that might result from the outcome of these proceedings except to the extent they relate specifically to the Company.  These consolidated financial statements are intended to present the operations of the Company, which operated as part of ResCap during all of the periods presented.

Transactions after Year-End

On February 15, 2013, Ocwen Loan Servicing, LLC (“Ocwen”) acquired the rights to perform foreclosure trustee, reconveyance and recovery services from ResCap. ETS continued to perform foreclosure trustee services on the foreclosures referred to ETS prior to the sale.  As of June 26, 2013, these foreclosures have been transferred to other service providers. The Company’s consolidated financial statements have been prepared on a going concern basis taking into consideration the completion of the Ocwen acquisition.  On April 12, 2013, Ocwen subsequently sold the exclusive rights to perform the recovery and foreclosure trustee services to Altisource Solutions S.à r.l. (the “Agreement”). The Agreement together with the existing services agreements and their amendments are collectively referred to as the Master Services Agreements. Altisource Solutions S.à r.l. is a wholly-owned subsidiary of Altisource Portfolio Solutions S.A. (“Altisource”). The right to perform reconveyance services was excluded from the Agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation —The consolidated financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of ResCap, principally from records representing the Company’s operations.  The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The consolidated financial statements include the assets, liabilities, revenues and expenses directly attributable to our operations.  All significant intercompany transactions and accounts have been eliminated in consolidation. Transactions between the Company and ResCap and its subsidiaries have been included in the consolidated financial statements.  Receivables and payables resulting from these intercompany transactions have been classified as Parent Company investment in the consolidated balance sheets since there is no required payment term on such amounts.

The consolidated financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission as the Agreement represents a significant acquisition (as defined) for Altisource.  The consolidated financial statements may not be indicative of the Company’s future performance and does not necessarily reflect what its consolidated results of operations, financial position and cash flows would have been had the Company operated as an independent entity during the periods presented.

Revenue Recognition — We recognize revenue from the services we provide in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”).  ASC 605 sets forth guidance as to when revenue is realized or realizable and earned, which is generally when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.  Generally, the contract terms for these services are relatively short in duration, and we recognize revenue as the services are performed either on a transaction or a fixed price basis.  For foreclosure trustee and reconveyance services, we recognize revenue for the majority of these services on completion of the service to our client.  For recovery services, we generally earn fees as a percentage of the amount we collect on behalf of the investor.

Defined Contribution 401(k) Plan — Some of our employees participate in a defined contribution 401(k) plan sponsored by Ally under which we may make matching contributions equal to a discretionary percentage determined by us.  We recorded expense related to the employer match of $0.3 million, $0.4 million and $0.5 million for the years ended December 31, 2012, 2011 and 2010, respectively, included in compensation and benefits in the consolidated statements of operations.

Corporate Allocations — The consolidated statements of operations include certain allocated corporate expenses of Ally and its subsidiaries attributable to the Company.  Ally and certain of Ally’s subsidiaries perform numerous functions on behalf of the Company including key functions such as cash and liquidity management, finance and accounting, accounts payable, legal, tax, facilities management, information technology support and systems and human resources, including employee benefit plans.  Expenses associated with these functions have been allocated to the Company based on direct usage when identifiable, with the remainder allocated based on revenue, headcount or some other comparable measure.

Management believes such allocations are reasonable; however, these allocations may not reflect the expenses that would have been incurred if the Company had been an independent entity and had otherwise managed these functions.  Actual costs that may have been incurred had the Company been operated as a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  These allocated expenses are presented as selling, general and administrative expenses in the consolidated statements of operations.

Contingent liabilities and the related expense associated with pending or threatened litigation against ResCap or its subsidiaries have historically been managed at a consolidated level by ResCap.

Income Taxes — On November 2, 2009, ResCap became a division of Ally, a corporation for U.S. income tax purposes and subject to corporate U.S. Federal, state and local taxes.  ResCap is included in the consolidated Ally U.S. Federal and unitary and/or consolidated state income tax returns.  The Company provided for U.S. Federal and state taxes on a stand-alone basis, which is consistent with the applicable tax sharing agreement between ResCap and Ally and among the ResCap subsidiaries, including the Company.

Income taxes are accounted for using the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  The deferred tax asset balances as of December 31, 2012 and 2011 were allocated based on actual changes in balance sheet amounts.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not.

3.  TRANSACTIONS WITH RELATED PARTIES

Substantially all of the Company’s revenue is generated from provisioning services for the residential mortgage portfolio serviced by the Parent Company.  The Parent Company utilizes a centralized approach to cash management and financing of operations.  As a result of the Company’s participation in the Parent Company’s central cash management program, all of the Company’s cash receipts are remitted to the Parent Company and all cash disbursements are funded by the Parent Company.  The net amount of any receivable from the Parent Company is reported in the consolidated balance sheets as Parent Company investment as the receivable has no stated repayment terms and has historically not been settled.  There are no interest charges associated with the receivable from the Parent Company.

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of December 31:

	December 31,
(Dollars in thousands)	2012	2011

Accrued expenses — general	$1,259	$736
Accrued expenses — salaries and benefits	685	1,919
Accounts payable — general	208	73

Total	$2,152	$2,728

5.  REVENUES

Revenues are attributable to the Company’s services as follows:

	Year ended December 31,
(Dollars in thousands)	2012	2011	2010

Recovery services	$38,550	$32,644	$38,498
Foreclosure trustee services	8,784	13,129	19,307
Reconveyance services	1,873	1,765	1,869

Total	$49,207	$47,538	$59,674

6.  INCOME TAXES

Components of the Company’s income tax provision are as follows:

	Year ended December 31,
(Dollars in thousands)	2012	2011	2010

Current:
Federal	$12,812	$11,562	$15,508
State and local	844	1,187	1,506
	13,656	12,749	17,014
Deferred:
Federal	(155)	192	(219)
State and local	(3)	18	(21)
	(158)	210	(240)

Total	$13,498	$12,959	$16,774

A reconciliation of the statutory U.S. Federal income tax rate to the effective income tax rate is shown in the following table:

	Year ended December 31,
	2012		2011		2010
(Dollars in thousands)	(In dollars)	(In percentages)	(In dollars)	(In percentages)	(In dollars)	(In percentages)

Income taxes at federal statutory rates	$12,657	35.00%	$11,754	35.00%	$15,289	35.00%
State and local tax, net	841	2.33	1,205	3.59	1,485	3.40
Total	$13,498	37.33%	$12,959	38.59%	$16,774	38.40%

At December 31, 2012 and 2011, we had no uncertain tax positions as defined by ASC 740, Income Taxes.

The tax effects of temporary differences that give rise to the Company’s deferred tax assets are as follows:

	December 31,
(Dollars in thousands)	2012	2011

Deferred tax assets:
Employee benefits	$350	$169
State and local taxes	23	20
Accruals not currently deductible	—	26

Total	$373	$215

7.  COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are involved in legal proceedings arising in the ordinary course of business.  We record a liability for litigation if an unfavorable outcome is probable and the amount of loss can be reasonably estimated, including expected insurance coverage.  For proceedings where a range of loss is determined, we record a best estimate of loss within the range.  When legal proceedings are material, we disclose the nature of the litigation and to the extent possible the estimate of loss or range of loss.  In the opinion of management, after consultation with legal counsel and considering insurance coverage where applicable, the outcome of current legal proceedings both individually and in the aggregate will not have a material impact on our financial condition, results of operations or cash flows.

Lien

Certain of the Company’s assets are subject to a lien for the benefit of Ally’s senior secured credit facility and the Parent Company’s secured notes.

8.  SUBSEQUENT EVENTS

Management has evaluated subsequent events from the balance sheet date through June 26, 2013, the date at which these consolidated financial statements were issued, and determined there are no items to disclose, other than information disclosed in Note 1, Transactions after Year-End.